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                                Letter Agreement
                                ----------------
                                                                  March 19, 2001

Production Specialties Co. ("Production") has obtained from Greka Energy ("Greka") and Nahama Oil and Gas Inc. ("Nahama") a 100% working interest and 100% net revenue interest less applicable landowner royalties covering the prospect referred to as the Coalinga Nose Prospect ("Coalinga") located in Fresno County, California.

Production has agreed to farm out to Brothers Oil and Gas Inc. ("Brothers") and Olympic Resources (Arizona) Ltd. ("Olympic") 100% of Production's interest on the following basis.

     a) Production retains a 2% overriding royalty interest on all revenue earned by the working interest held by Brothers and Olympic
     b) Brothers agrees to assume 50% of Production's interest less the 2% overriding royalty
     c) Olympic agrees to assume 50% of Production's interest less the 2% overriding royalty
     d) Brothers and Olympic agree that they will retain a further 3% overriding royalty to be held equally by Brothers and Olympic
     e) It is contemplated that Brothers and/or Olympic will farm out their interests and agree that any farm out by Brothers or Olympic which retains interests over and above the Production 2%, the Brothers 1.5%, and Olympic's 1.5% will be retained by the farmor exclusively.
     f) In Consideration of Production locating and introducing the prospect, Brothers and Olympic agree to pay Production $US 16,666 each prior to spudding of the initial test well.
     g) Brothers agrees to hold Production harmless from claims originating from farm outs entered into by Brothers or by actions caused by Brothers
     h) Olympic agrees to hold Production harmless from claims originating from farm outs entered into by Olympic or by actions caused by Olympic
     i) Brothers and Olympic agree to be bound by the Joint Operating Agreement entered into by Production and Greka and Nahama
     j) Brothers and Olympic acknowledge receipt of all information required to enter into this agreement.

Brothers Oil and Gas Inc.                 Olympic Resources (Arizona) Ltd.
                                          /s/ Daryl Pollock
___________________________               __________________________

Box 31, Saturna Island B.C. V0N 2Y0       1599-999 west Hastings St
                                          Vancouver, B.C.  V6C 2W2
P: 250-539-5680   F: 250-539-5683         P. 604-689-1810  F. 604-689-1817
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                           Production Specialties Co.
                             /s/ Dero D. Parker, Jr.
                          _____________________________
                               285 Court St., #304
                           Woodland, California  95695
                       P:  530-668-5326   F: 530-668-5329
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